UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 30, 2018
MidSouth Bancorp, Inc.

(Exact name of registrant as specified in its charter)
Louisiana	1-11826	72-1020809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
102 Versailles Boulevard, Lafayette, Louisiana		70501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 337-237-8343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rile 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2018, the shareholders of MidSouth Bancorp, Inc. (the “Company”) approved the MidSouth Bancorp, Inc. 2018 Long-Term Incentive Compensation Plan (the “2018 Plan”) at the Company’s 2018 Annual Meeting of Shareholders. The Company’s Board of Directors previously adopted the 2018 Plan on March 21, 2018, subject to shareholder approval.

The material terms of the 2018 Plan were previously reported in the Company’s Proxy Statement dated April 17, 2018 (the “Proxy Statement”), under the caption “Item 2: Proposal to Approve the 2018 Long-Term Incentive Plan.” The 2018 Plan authorizes the granting to key employees and directors (including officers and directors who are full-time employees and non-employee directors) of the Company and its subsidiaries incentive stock options and non-qualified stock options, stock appreciation rights, restricted stock and restricted stock units, performance shares and performance units, cash-based awards and other stock-based awards, as more fully described and summarized in the Proxy Statement.

Attached as Exhibit 10.1 and incorporated herein by reference is the 2018 Plan, which was also filed as Appendix A to the Proxy Statement.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 30, 2018, the Company held its 2018 Annual Meeting of Shareholders, at which 14,581,454 shares of the Company’s common stock, $0.10 par value per share, were represented in person or by valid proxy. The Company’s shareholders took the following actions at the 2018 Annual Meeting:

1.    Election of Directors — Shareholders elected Jake Delhomme, Timothy J. Lemoine and D. Michael “Mike” Kramer to serve as Class I Directors until the 2021 Annual Meeting of Shareholders or until their successors are elected and qualified. The vote totals were as follows:

Director	Shares For	Shares Withheld	Broker Non-Votes
Jake Delhomme	11,818,209	250,423	2,512,822
Timothy J. Lemoine	10,791,311	1,277,321	2,512,822
D. Michael Kramer	11,717,821	350,811	2,512,822

2.    MidSouth Bancorp, Inc. 2018 Long-Term Incentive Compensation Plan — Shareholders approved the MidSouth Bancorp, Inc. 2018 Long-Term Incentive Compensation Plan. The vote totals were as follows:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes
11,034,705	985,848	48,079	2,512,822

3.    Non-binding advisory resolutions approving compensation of the named executive officers — Shareholders approved a non-binding advisory resolution approving the compensation paid

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to the named executive officers in 2017 as set forth in the Company’s proxy statement for the 2018 Annual Meeting. The vote totals were as follows:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes
11,638,493	139,800	290,339	2,512,822

4.    Non-binding advisory resolution on the frequency of future advisory votes on the compensation of the named executive officers — Shareholders approved a non-binding advisory resolution to hold future advisory votes on the compensation paid to the named executive officers every year. The vote totals were as follows:

For Every Year	For Every Two Years	For Every Three Years	Shares Abstained	Broker Non-Votes
10,637,173	135,005	994,562	301,892	2,512,822

In light of this result, the Company’s Board of Directors has determined that the Company will hold non-binding advisory votes on the named executive officers’ compensation on an annual basis until such time as the next advisory vote is submitted to shareholders regarding the frequency of advisory votes on executive compensation or the Board otherwise determines that a different frequency for such advisory votes is in the best interest of shareholders.

5.     Ratify the appointment of Porter Keadle Moore, LLC (“PKM”) as the Company’s independent registered public accounting firm for the year ending December 31, 2018 — Shareholders ratified the appointment of PKM as the Company’s independent registered public accounting firm for the year ending December 31, 2018 as set forth in the Company’s proxy statement for the 2018 Annual Meeting. The vote totals were as follows:

Shares For	Shares Against	Shares Abstained	Broker Non-Votes
14,498,636	54,189	28,629	N/A

Item 8.01. Other Events.

On May 30, 2018, the Board of MidSouth Bancorp, Inc. announced a cash dividend was declared in the amount of one cent ($.01) per share to be paid on its common stock on July 2, 2018 to shareholders of record as of the close of business on June 15, 2018. The Board also announced a quarterly cash dividend of 1.00% per preferred share on its 4.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C was declared payable on July 16, 2018, to shareholders of record as of the close of business on July 2, 2018.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

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EXHIBIT
NUMBER        DESCRIPTION

10.1    MidSouth Bancorp, Inc. 2018 Long-Term Incentive Compensation Plan.
10.2    Form of Restricted Stock Agreement for Employees.
10.3    Form of Restricted Stock Agreement for Directors.
10.4    Form of Performance-Based Restricted Stock Unit Agreement for Employees.
99.1    Press release dated May 30, 2018.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDSOUTH BANCORP, INC.

By:/s/ James R. McLemore
James R. McLemore
President and Chief Executive Officer

Dated: May 30, 2018

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